                                                                   Exhibit 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                  HSBC BANK USA
               (Exact name of trustee as specified in its charter)

               New York                                   13-2774727
    (Jurisdiction of incorporation                     (I.R.S. Employer
     or organization if not a U.S.                    Identification No.)
     national bank)

     140 Broadway, New York, NY                           10005-1180
     (212) 658-1000                                       (Zip Code)
     (Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                                  HSBC Bank USA
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-5167
            (Name, address and telephone number of agent for service)

                        NIAGARA MOHAWK POWER CORPORATION
               (Exact name of obligor as specified in its charter)

     New York                                        15-0265555
     (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)            Identification No.)

     300 Erie Boulevard West
     Syracuse, New York                                   13202
     (315) 474-1511                                     (Zip Code)
     (Address of principal executive offices)

                                 Debt Securities

                         (Title of Indenture Securities)

                                     General

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16. List of Exhibits

Exhibit

T1A(i)          (1)    Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)         (1)    Certificate of the State of New York Banking Department

                       dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)               Not applicable.

T1A(iv)         (1)    Copy of the existing By-Laws of HSBC Bank USA as adopted
                       on January 20, 1994 as amended on October 23, 1997.

T1A(v)                 Not applicable.

T1A(vi)         (2)    Consent of HSBC Bank USA required by Section 321(b) of
                       the Trust Indenture Act of 1939.

T1A(vii) Copy of the latest report of condition of the trustee (December 31, 1999), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)              Not applicable.

T1A(ix)                Not applicable.


     (1) Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

     (2) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 29h day of March, 2000.



                                        HSBC BANK USA


                                        By: /s/ James M. Foley
                                            ----------------------------
                                            James M. Foley
                                            Assistant Vice President

                                                               EXHIBIT T1A (VII)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires March 31, 2000

                                Please refer to page i,
                                Table of Contents,                 /1/
                                for the required disclosure         -
                                of estimated burden.


CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1999        19980930
                                                       ------------
                                                        RCRI 9999

This report is required by law; 12 U.S.C. Section324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested accordance to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,  Gerald A. Ronning, Executive VP & Controller
--------------------------------------------------------
    Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Gerald A. Ronning
--------------------------------------------------------
Signature of Officer Authorized to Sign Report

             2/9/00
-----------------------------------------------------------------
Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


/s/ Youssef Nasr
-----------------------------------------------------------------
Director (Trustee)

/s/ Bernard J. Kennedy
-----------------------------------------------------------------
Director (Trustee)

/s/ Sal H. Alfiero
-----------------------------------------------------------------
Director (Trustee)

  SUBMISSION OF REPORTS

  Each Bank must prepare its Reports of Condition and Income either:

  (a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
       (EDS), by modem or computer diskette; or

  b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number           0   0    5   8   9

                                    (RCRI 9030)
http://WWW.BANKING.US.HSBC.COM
----------------------------------------------------
      Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)

HSBC Bank USA
----------------------------------------------------
Legal Title of Bank (TEXT 9010)

Buffalo
----------------------------------------------------
City (TEXT 9130)

N.Y.                       14203
----------------------------------------------------
State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                   REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

HSBC Bank USA                                                of  Buffalo
Name of Bank                                                       City

in the state of New York, at the close of business December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

ASSETS
                                                                                                          Thousands of dollars
Cash and balances due from depository institutions:
   Non-interest-bearing balances currency and coin                                                        $      1,927,492
   Interest-bearing balances                                                                                     3,997,445
   Held-to-maturity securities                                                                                4,535,288.00
   Available-for-sale securities                                                                                18,309,649
   Federal funds sold and securities purchased under agreements to resell                                        2,318,361
Loans and lease financing receivables:
   Loans and leases net of unearned income                                        $     36,623,321
   LESS: Allowance for loan and lease losses                                               622,000
   LESS: Allocated transfer risk reserve                                                         -
   Loans and lease, net of unearned income, allowance, and reserve                                        $     36,001,321
   Trading assets                                                                                                4,204,059
   Premises and fixed assets (including capitalized leases)                                                        727,649
Other real estate owned                                                                                             11,298
Investments in unconsolidated subsidiaries and associated companies                                              2,512,034
Customers' liability to this bank on acceptances outstanding                                                       234,582
Intangible assets                                                                                                2,998,913
Other assets                                                                                                     1,841,298
Total assets                                                                                                    79,619,389

LIABILITIES

Deposits:
   In domestic offices                                                                                          34,894,384
   Non-interest-bearing                                                                  5,741,654
   Interest-bearing                                                                     29,152,730
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                   23,623,038
   Non-interest-bearing                                                                    187,760
   Interest-bearing                                                                     23,435,278

Federal funds purchased and securities sold under agreements to repurchase                                       1,414,868
Demand notes issued to the U.S. Treasury                                                                           100,497
Trading Liabilities                                                                                              2,427,971
Other borrowed money (including mortgage indebtedness and obligations under capitalized leases):
   With a remaining maturity of one year or less                                                                 3,038,961
   With a remaining maturity of more than one year through three years                                             699,905
   With a remaining maturity of more than three years                                                              524,195
Bank's liability on acceptances executed and outstanding                                                           234,756
Subordinated notes and debentures                                                                                1,648,278
Other liabilities                                                                                                1,620,681
Total liabilities                                                                                               70,227,534

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                            -
Common Stock                                                                                                       205,000
Surplus                                                                                                          9,080,868
Undivided profits and capital reserves                                                                             158,870
Net unrealized holding gains (losses) on available-for-sale securities                                            (52,893)
Accumulated net gain (losses) on cash flow hedges                                                                        -
Cumulative foreign currency translation adjustments                                                                      -
Total equity capital                                                                                             9,391,845
Total liabilities and equity capital                                                                            79,619,379